As filed with the Securities and Exchange Commission on December 17, 2001


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------




                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                (Amendment No. 3)




                           Global Home Marketing, Inc.
               --------------------------------------------------
              (Exact name of small business issuer in its charter)


           Nevada                       5700                    91-2126318
(State or other jurisdiction of   (primary standard          I.R.S. Employer
 incorporation or organization)    industrial code)       Identification Number)


                             c/o World Direct Trade
                         3 West 36th Street, Suite 1102
                            New York, New York 10018
                        (212) 967-5859 fax (212) 967-5044
                        ---------------------------------
          (Address and telephone number of principal executive offices)

                               Agent for Service:
                          Michael Kavanaugh, President
                           Global Home Marketing, Inc.
                             c/o World Direct Trade
                         3 West 36th Street, Suite 1102
                            New York, New York 10018
                       (212) 967-5859, fax (212) 967-5044
                       -----------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                             CALCULATION OF REGISTRATION FEE
  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------
       Title of each                                    Proposed               Proposed
         Class of                 Amount                 maximum                Maximum               Amount of
     Securities to be              To be             offering price            Aggregate            registration
        registered              Registered              per unit            Offering price               fee
  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                 Maximum:
          Class A               1,000,000                $1.00                $1,000,000.00            $250.00
       Common Stock              Minimum:
                                  5,000                  $1.00                    $5,000.00
  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------


--------------------------------------------------------------------------------
Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss. 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.
--------------------------------------------------------------------------------


     The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              SUBJECT TO COMPLETION



                                   Prospectus
                                December 17, 2001


                           GLOBAL HOME MARKETING, INC.
                                    "GLOBAL"


  ------------------------ ---------------------- ---------------------- ----------------------
       Title of each                                    Proposed               Proposed
         Class of                 Amount                 maximum                Maximum
     Securities to be              To be             offering price            Aggregate
        registered              Registered              per unit            Offering price
  ------------------------ ---------------------- ---------------------- ----------------------
                                 Maximum:
          Class A               1,000,000                $1.00                $1,000,000.00
       Common Stock              Minimum:
                                  5,000                  $1.00                    $5,000.00
  ------------------------ ---------------------- ---------------------- ----------------------


     This is a self underwritten, best efforts offering on a minimum/maximum basis. This is not an underwritten offering. This offering will end on July 15, 2002. Funds derived from this offering will be escrowed until the minimum of 5,000 shares at $1.00 per share ($5,000)are sold. If only the minimum number of shares are sold (5,000), then Global will incur a deficit of $10,000 due to the $15,000 in costs incurred to prepare and file this registration statement. No officer, director, affiliate or any related party may purchase the securities offered to meet the minimum of shares offered. Global's stock is not listed on any national securities exchange or the NASDAQ Stock Market. Global intends to apply to have its shares traded on a regional exchange and/or the OTC Bulletin Board under the symbol:



                                     "GLBL"


                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 7.

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained in this document. Global has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.


                                TABLE OF CONTENTS


PART I - Prospectus                                                                                     Page
                                                                                                        ----
      Prospectus Summary..................................................................................7

      Risk Factors........................................................................................8

          Global Is In Its Earliest Stages Of Development And May Never Become  Profitable
               Which Could Result In The Investor Losing All Or Part Of The Investment....................8

          Global's License  Agreement With Harrow And No Assurance That Global Can Achieve
               Minimum  Requirement  To  Continue  The License  Which Could  Result In The
               Investor Losing All Or Part Of The Investment..............................................9

          Global's Dependence On  Established  Distributors  For Sales To Retailers  Which
               Could Result In The Investor Losing All Or Part Of The Investment..........................9

          Global's Dependence On Internet Sales Which Could Result In The Investor  Losing
               All Or Part Of The Investment..............................................................9

          Global's  Dependence On Licensor As Supplier  Which Could Result In The Investor
               Losing All Or Part Of The Investment.......................................................10

          Global's Dependence On Mass Market  Distributors For Sales Which Could Result In
               The Investor Losing All Or Part Of The Investment..........................................10

          Global's Heavy  Dependence On Key Management  Whose Time And Attention To Global
               Could  Result In Delays  Or  Business  Failure  Which  Could  Result In The
               Investor Losing All Or Part Of The Investment..............................................10

          Global's Heavy Dependence On Key Management Who Have Not Sold Household Goods Or
               Operated A Retail Sales Company  Which Could Result In The Investor  Losing
               All Or Part Of The Investment..............................................................11

          Global's Product Liability......................................................................11

          Global's Heavy  Dependence On Name  Recognition  For Sales Which Could Result In
               The Investor Losing All Or Part Of The Investment..........................................11

          Global's  Inability To Manage  Growth Which Could Result In The Investor  Losing
               All Or Part Of The Investment..............................................................12

          Global's Lack Of A Formal Market Survey.........................................................12






          Global's  Competition  Which Could Result In The Investor  Losing All Or Part Of
               The Investment.............................................................................12

          Global Has No  Assurance  Of Future  Industry  Growth  Which Could Result In The
               Investor Losing All Or Part Of The Investment..............................................12

          Global's Potential  Business  Combinations  May Dilute  Stockholder  Value Which
               Could Result In The The Investor Losing All Or Part Of The Investment......................13

          Global's Potential Business Combinations Could Be Difficult To Integrate And May
               Disrupt  Business  Operations Which Could Result In The Investor Losing All
               Or Part Of His Investment..................................................................13

          Global May Enter Into A New Line Of Business Which  Investors Could Not Evaluate
               Which Could Result In The Investor Losing All Or Part Of The Investment....................13

       Financial Risks:

          Global Has No Operating  History And Financial Results Are Uncertain Which Could
               Result In The Investor Losing All or Part Of The Investment................................14

          Global May Need  Additional  Financing  Which May Not Be  Available Or Which May
               Dilute The  Ownership  Interests  Of  Investors  Which Could  Result In The
               Investor Losing All Or Part Of The Investment..............................................14

       Risks Related to the Securities Market:

          Global's Common  Stock Has No Prior  Market And  Prices  May  Decline  After The
               Offering  Which  Could  Result In The  Investor  Losing  All Or Part Of The
               Investment.................................................................................14

          Global's Investors May Face  Significant  Restrictions On The Resale Of Global's
               Stock Due To State And  Federal  Blue Sky Laws  Which  Could  Result In The
               Investor Losing All Or Part Of The Investment..............................................15

          Global's Investors May Face  Significant  Restrictions On The Resale Of Global's
               Stock Due To Federal  Penny Stock  Regulations  Which  Could  Result In The
               Investor Losing All Or Part Of The Investment..............................................15

      Use Of Proceeds.....................................................................................16

      Determination Of Offering Price.....................................................................16

      Dilution............................................................................................17

      Plan Of Distribution................................................................................19

      Legal Proceedings...................................................................................19

      Directors, Executive Officers, Promoters And Control Persons........................................19

      Security Ownership Of Certain Beneficial Owners And Management......................................20

      Description Of Securities...........................................................................21


      Interest Of Named Experts And Counsel...............................................................21

      Disclosure Of Commission Position On Indemnification For
        Securities Act Liabilities........................................................................21

      Description Of Business.............................................................................22

      Management's Discussion And Analysis Or Plan Of Operation...........................................26

      Description Of Property.............................................................................27

      Certain Relationships And Related Transactions......................................................27

      Market For Common Equity And Related Stockholder Matters............................................28

      Executive Compensation..............................................................................28

      Financial Statements................................................................................29


PART II - Information Not Required in Prospectus

      Indemnification Of Directors And Officers...........................................................42

      Other Expenses Of Issuance And Distribution.........................................................43

      Recent Sales Of Unregistered Securities.............................................................43

      Exhibits............................................................................................44

      Undertakings........................................................................................44


Part I - Prospectus
-------------------

                               PROSPECTUS SUMMARY



     The following summary of Global should be read in conjunction with the more detailed information and the Global Financial Statements and notes appearing elsewhere in this Prospectus. This prospectus contains statements of business forecast that involve risks and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend" and other expressions to identify these statements. Prospective investors should not place undue reliance on statements of business forecast, which apply only as of the date of this prospectus. Global's actual results could differ materially from the business plan although the risk factors are included in the disclosures described in "Risk Factors".


     Global is a development stage company which owns the exclusive license to market the "Jennifer Gucci" specialty houseware products, specifically glassware, dinnerware and tableware in the European marketplace. The license provides that Global's marketing territory be limited to the countries in Europe. The "Jennifer Gucci" specialty houseware products include fine dinnerware, daytime pottery, daytime and fine glassware and daytime and formal tableware. The "Jennifer Gucci" houseware products are designed to reflect the fine quality designer products at affordable price points. The "Jennifer Gucci" designs are designated to sell in the European department and specialty stores and also over the Internet and through magazine direct sales promotions. Presently, Global does not have any contracts or sales orders from any of the "target" department or specialty stores, nor does it have any relationship with wholesalers or distributors of houseware goods and products.


     All investors are subject to the provisions of the subscription agreement and completion of the prospectus purchaser questionnaire which includes the amount of shares purchased, the price of the shares, the provisions of receiving the share certificate(s), and representations and warranties that the purchaser is a qualified investor who must have a minimum net worth of $250,000 and annual individual income of $100,000 for each of the two predecessor years or a combined household income with spouse of $150,000 per year for the two predecessor years, or other substantial "sophisticated" investor indicators. The purchaser must complete a prospectus purchaser questionnaire and must comply with the minimum income and net worth provisions to be a "qualified" investor.



                                INVESTMENT RISKS

     An investment in this offering involves a high degree of risk. Global is a development stage company. The market for Global's products is highly competitive, and the "Jennifer Gucci" tradename is not well known. Global has not developed its potential market and, as such has no market acceptance. Global has a limited operating history and a history of operating losses. Global's loss for the 12 months period ending December 31, 2000 was $20,700. Since inception on July 13, 1999, Global has accumulated a deficit of $113,732. Global may continue to incur net losses in the future and there is no assurance that Global will ever be profitable.

     Global Home Marketing, Inc.

     Global was formed as Global Home Marketing, Inc. on July 13, 1999 in the State of Nevada. There are both common and preferred shares authorized by Global. Global has a share capitalization of 50,000,000 common shares at a par value of $.001 per share and 10,000,000 preferred shares authorized, at a par value of $.001. Global's principal executive offices are located in New York City within the offices of World Direct Trade at 3 West 36th Street - Suite 1102, New York, New York 10018. Global does not pay rent or other office expense and is not expected to pay rent or office expenses until significant sales have been completed.

     On February 23, 2001, Global entered into a license agreement with Harrow Enterprises, Inc., a Nevada corporation, "Harrow" to market the "Jennifer Gucci" home design and houseware products. The "Jennifer Gucci" home design and houseware products are delivered to Global by way of Letter of Credit and/or other acceptable financial arrangement per shipment from Harrow.

     The primary objective of the business of Global is to market the "Jennifer Gucci" products to the mass market solely within the territory of Europe. The "Jennifer Gucci" home design and houseware product line is designed to be contemporary, appealing, quality manufactured and affordable for the mass market consumer, while still bringing the "Gucci" tradition of quality and fine design. The management of Global believes that the affordable price points and the "Gucci" name will lend itself to, at least, minimum acceptance in the home design and houseware market. "Jennifer Gucci" is a trademark registration, registered by Harrow and assigned to Global. Global has the exclusive right to use the assigned tradename and trademarks within the assigned territory of the European marketplace. Global has the exclusive right to market and distribute the "Jennifer Gucci" home design and houseware products, including variations and improvements, within the designated territory, subject to the performance criteria and provisions of the license agreement. See Exhibit 4.1. The majority of the proceeds from this offering shall be dedicated to marketing and acquiring the initial products for sales through retail outlets, direct sales through the Internet and magazine promotion, and established mass distribution channels. See "Use of Proceeds"


The Offering

     Global is offering up to 1,000,000 shares of its common stock at $1.00 per share. Global intends to apply to the OTC Bulletin Board and/or a regional stock exchange, such as the Boston Stock Exchange (BSE), providing that Global meets the listing criteria of the BSE, following the clearance of this filing with the Securities and Exchange Commission.



                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Global. Investing in Globtal's common stock involves a high degree of risk. Any of the following risks could adversely affect the business of Global, it's financial condition and operating results. These risks factors could result in a complete loss of your investment.


Investment Risks

     An investment in this offering involves a high degree of risk. Global is a development stage company. Although the market for its products is not new, Global has not achieved market exposure and therefore, there is no market acceptance. Global has a limited operating history and a history of operating losses. Global's loss for the six months ended June 30, 2001 was $2,467, and for the year ended December 31, 2000 was $20,700. Since inception, Global has incurred a loss of $113,732 to June 30, 2001. Global may continue and is most likely to incur net losses in the future.


Risks Related to Global Home Marketing, Inc.'s Business:


Global Is In Its Earliest Stages Of Development And May Never Become Profitable
--------------------------------------------------------------------------------
Or Continue As A Going Concern, Which Could Result In The Investor Losing All Or
--------------------------------------------------------------------------------
Part Of The Investment
----------------------

     Global is in the early stages of development, with unproven management, and the "Jennifer Gucci" tradename and products are not yet well known in the marketplace. The "Jennifer Gucci" tradename requires further exposure and development before it can be a marketable and recognized tradename. Further, even if the "Jennifer Gucci" tradename and products become fully developed and marketable, Global's business could fail before implementing its business plan. It is a "start up" venture, which may incur net losses for the foreseeable future. Global has no financial operating history, and it may face unforeseen costs, expenses, and problems that will prevent it from becoming profitable. Global's success is dependent on a number of factors, which should be considered by prospective investors. Global has only recently acquired its principal asset, the license for the European marketing rights of the "Jennifer Gucci" home design and houseware products, which only presently includes glassware, dinnerware and tableware. The "Jennifer Gucci" products have a brief history of 5 years of operation and no history of earnings or profit. Further, there is no assurance that the Licensor will operate profitably in the future and that it will be able to provide Global with their products on an on going basis, even if Global is successful in the implementing of its business plan by obtaining the necessary financing to commence operations. Due to the financial condition of Global and other factors, there is substantial doubt that Global will continue to operate as a going concern. If the business of Global fails as a going concern, an investor in Global could lose all or part of the investment.



Global's License Agreement With Harrow And No Assurance That Global Can Achieve
--------------------------------------------------------------------------------
Minimum Requirements To Continue the License Which Could Result In the Investor
--------------------------------------------------------------------------------
Losing All Or Part Of The Investment.
-------------------------------------


     If Global cannot obtain the necessary and adequate financing to implement the Global business plan to market the "Jennifer Gucci" houseware products, then the license could be at risk, even though the license does not have specific financing needs defined as a condition of the license. At the present time, Global does not have any anticipated dispute with Harrow, however if Global does not achieve the financing requirements to successfully launch the products, then the license could be in default and Global will be at risk to lose the license. Should Harrow and Global have a dispute with respect to any portion of the license agreement, then Global is at risk not to receive the products offered under the license and Global may not be able to fill any potential orders. If Global cannot obtain the funds to operate its business, then Global may lose the right to market and distribute the "Jennifer Gucci" products within the territory of Europe and Global would lose its only asset. Further Global needs significant product sales to keep the license agreement in good standing. In addition to significant product sales, Global will rely heavily upon financing sources in addition to development capital to allow Global to market and distribute the products on an on going basis. Additionally, any dispute between Harrow and Global (or their successors or assignees) could significantly impair Global's ability to fully exploit its license rights. Any termination or impairment of Global's license rights due to circumstances under the control of Harrow or others with an interest in the products, could prevent Global from implementing its business plan. If Global cannot achieve the minimum requirements of the license agreement with Harrow, the license would terminate and Global would have no asset. If Global does not have the License Agreement as an asset, this could cause an investor in Global to lose all or part of the investment.



Global's Dependence On Established Distributors For Sale To Retailers Which
---------------------------------------------------------------------------
Could Result In The Investor Losing All Or Part Of The Investment.
------------------------------------------------------------------


     Global's management has no experience in the distribution of mass market products in the European market. Global must rely heavily on established sales agents and distributors to get the "Jennifer Gucci" houseware products sold through retail department and specialty stores. At the present time, management does not have any agreements with established European sales agents or distributors, however management believes that these sources are readily available once Global commences operations. Global's future revenues and potential profits, if any, depend upon the widespread acceptance of the "Jennifer Gucci" houseware products in the European market. This acceptance rests heavily with the sales agents and distributors and their market positioning and product promotion. If Global cannot locate or contract with establishers distributors, then without a distributor to sell the products to retail establishments, it is possible that the business of Global will fail and an investor in Global could lose all or part of the investment.



Global's Dependence On Internet Sales Which Could Result In The Investor Losing
-------------------------------------------------------------------------------
All Or Part Of The Investment.
------------------------------

      The market for direct sales on the Internet is an ever increasing potential source of revenue as the general use of the computer and the Internet expands on a worldwide basis. Global is placing emphasis on a well-designed website to be constructed upon the commencement of business. The direct sale method over the Internet is cost and time effective as Global receive a higher price for the merchandise and the payment is received prior to shipment. The website also serves as a promotional tool for other sales through retail sales outlets. Global believes that at least 10% of its projected revenue will be derived from direct sales on the Internet. Global's future success will depend, in part, on the use of leading technologies to provide access to and services for their Internet customer base. There can be no assurance Global will be successful in using Internet as a sales source and/or a promotional source for other types of sales. Global could lose a substantial part of it's retail business if the Internet sales campaign does not prove to be successful

     Global's Internet sales success also depends on continued use of the computer and expansion of the Internet. Today's Internet infrastructure may not support the demands placed on it by continued growth. Growth in the volume of Internet traffic may create instabilities such as shortages in Internet addresses and overworked search engines. Such instabilities may have an adverse affect on Global's operations and business. Consumer computer use and Internet participation could diminish because of delays in the development or adoption of new standards and protocols to handle increased levels of activity, security, reliability, cost, ease of use, accessibility, and quality of service. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation of service.


     Global's Internet sales success will depend, in large part, upon third parties maintaining the Internet infrastructure to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable Internet access and services. If the Internet sales are not achieved and the website is not successful in attracting other product sales, then Global could lose a substantial part of its business and an investor in Global could lose all or part of the investment due to the loss of Internet sales and Internet exposure of the "Jennifer Gucci" products.



Global's Dependence On Licensor As Supplier Which Could Result In The Investor
------------------------------------------------------------------------------
Losing All Or Part Of The Investment.
-------------------------------------

     Global relies solely on Harrow to provide Global with the "Jennifer Gucci" housewares products that Global sells. Therefore, consumer purchases of the "Jennifer Gucci" products may be disrupted or eliminated entirely if Global experiences disruptions or capacity constraints in the delivery of its products. There may be no means of replacing these products on a timely basis or at all.


     In addition, the inability or unwillingness of any third-party to provide the "Jennifer Gucci" housewares products or Global's inability to secure alternative products, could significantly limit Global's ability to service existing customers, and expand to new markets. This may have a material adverse effect on its business, financial condition and operating results. If Global cannot obtain the products, then the business of Global would fail. Such failure of the Licensor to deliver products could cause Global to lose its business and an investor in Global could lose all or part of the investment.




Global's Dependence On Mass Market Distributors For Sales Which Could Result In
-------------------------------------------------------------------------------
The Investor Losing All Or Part Of The Investment.
--------------------------------------------------


     Global is heavily dependent upon mass market distributors as opposed to general houseware distributors, for sales through the "club" or "warehouse" retail accounts such as Costco-Europe and other such warehouse retailers. Other extraordinary sales are those sold to corporations such as airlines, duty free stores, military installations, etc. Global anticipates that these extraordinary sales will comprise at least 10% of overall projected sales and is an important component of Global's potential business. There is no assurance that Global will be able to sell the "Jennifer Gucci" housewares products through these European mass market distribution sales companies. Mass market sales are a significant portion of proposed sales. If Global is not able to achieve these mass market sales, then the business of Global could be substantially damaged due to Global's dependence on mass market sales and an investor in Global could lose all or part of the investment.



Global's Heavy Dependence On Key Management Whose Time And Attention To Global
------------------------------------------------------------------------------
Could Result In Delays Or Business Failure Which Could Result In The Investor
-----------------------------------------------------------------------------
Losing All Or Part Of The Investment.
-------------------------------------

     Mr. Michael Kavanaugh is serving as Global's President and Board Chairman, with no set compensation. Mr. Kavanaugh has received $25,000 shares of Global's stock as incentive to organize and implement Global's business plan. The loss of Mr. Kavanaugh's services may hamper Global's ability to implement its business plan, and could cause its stock to be devalued. Global is dependent upon Mr. Kavanaugh's entrepreneurial skills and experience to implement the business plan and his services would be difficult to replace. Mr. Kavanaugh's time is not solely dedicated to Global and this fact may result in delay(s) in the completion of potential market development and implementation of the business plan. Global has no employment agreements with management; and there is no assurance these individuals will continue to manage the corporation's affairs in the future. Global has not obtained key man life insurance on Mr. Kavanaugh or other management. Investors will not have any financial indicators to evaluate the merits of Global's business activity, therefore, investors should carefully and critically assess the background of Mr. Kavanaugh and other management. See "Directors and Executive Officers". If the management cannot devote an adequate amount of time to the business of Global, then due to the lack of time and attention of Global's management, the business of Global could fail and the investor in Global could lose all or part of the investment.



Global's Heavy Dependence On Key Management Who Have Not Sold Mass Market
-------------------------------------------------------------------------
Household Goods Or Operated A Wholesale And Retail Sales Company Which Could
----------------------------------------------------------------------------
Result In The Investor Losing All Or Part Of The Investment.
------------------------------------------------------------

     Mr. Michael Kavanaugh, Chairman and C.E.O. of Global and the senior officer group have had no direct experience in the marketing and sale of houseware, and/or Internet or direct marketing sales through magazine promotions. None of the management have experience in the European marketplace and rely solely on the experience of the established distributors for sales to department and specialty stores. Although Mr. Kavanaugh and other management have sales and marketing experience, Global must rely on solely on outside consultants and hired professionals to assist in the development, sales and marketing decisions of the "Jennifer Gucci" houseware products.


     Prior to the hiring and contracting of these outside individuals, Global may over estimate the marketability of the "Jennifer Gucci" products and may under estimate the costs or difficulties associated with the development, marketing, selling and distributing of the products. Any unanticipated costs or difficulties due to key management's lack of experience in the mass market could prevent Global from properly implementing its business plan limiting its potential profitability and significantly decreasing the value of its shares of stock and an investor in Global could lose all or part of the investment.



Global's Product Liability.
---------------------------

     Global must rely on third party manufacturers for specific goods and finished products and Global, like other marketing companies, must carry product liability insurance and an account for returns and reimbursement of products, which may be defective. Global may be subjected to various product liability claims, including, inadequate product instructions, and inadequate warnings. Although Global's licensor, Harrow, warrants the finished products will be of quality manufacturing and not defective and provides indemnification to the end-user for losses, claims, and expenses arising from a breach of the product warranties, any such indemnification is limited by its terms and, as a practical matter, is limited to the credit-worthiness of the indemnifying party. In the event that Global does not have adequate indemnification, product liabilities relating to its products could have a material adverse effect on its business, financial condition and results of operations. At the present time, Global does not carry product liability insurance but intends to purchase liability insurance when Global commences operations. If Global cannot obtain adequate product liability insurance and if Global has a loss as a result of product liability, Global's business can significantly decrease or fail entirely if Global's loses a product liability claim which could cause an investor in Global to lose all or part of his investment.



Global's Heavy Dependence On Name Recognition For Sales Which Could Result In
-----------------------------------------------------------------------------
The Investor Losing All Or Part Of The Investment.
--------------------------------------------------


     Global's management understands that the home design and houseware market is affected by name recognition, national advertising and other components including media exposure. Global recognizes that the "Jennifer Gucci" tradename is just in its formative stages and that it does not carry the name recognition of other "Gucci" designs and products. If the houseware marketplace does not accept the "Jennifer Gucci" name and products containing her name and design, then Global would not achieve adequate sales causing Global to lose business and could fail completely due to the lack of name recognition and product acceptance which could cause an investor in Global to lose all or part of the investment.

Global's Inability To Manage Growth Which Could Result In The Investor Losing
-----------------------------------------------------------------------------
All Or Part Of The Investment.
------------------------------


     Global's inability to manage growth depends in part, upon its ability to develop and expand its sales efforts, operating, management, information, and financial systems, as well as, sales and marketing capacity, which may significantly increase its future operating expenses. No assurance can be given that Global's business will grow or that it will be able to effectively manage this future growth, is such growth occurs. Global's inability to manage its growth successfully, if realized, could have a material adverse effect on its business, financial condition and operating results. If Global cannot manage its growth effectively, then Global, due to its inability to manage growth could lose sales which could significantly decrease the business or cause the business to fail entirely which could cause an investor in Global to lose all or part of the investment.




Global's Lack Of A Formal Market Survey.
----------------------------------------


     Global has not conducted a formal market study or survey of Global's potential market for the "Jennifer Gucci" houseware products for the European market. Global has relied solely on sales projections to establish its business criteria and objectives. Global's management believes that with the "Jennifer Gucci" tradename and the perception of quality and value that there is a market For these products. The low price points lends itself to a much broader market Than the conventional Gucci products. However, there can be no assurance That Global's products, even with the "Jennifer Gucci" tradename and associated promotions will cause the sale of these products, thus having an adverse effect on Global's business, financial condition and operating results and could adversely cause a significant decline in the value of its stock and could cause an investor in Global to lose all or part of the investment due to Global's inability to conduct a formal or proper market survey and inability to accurately assess the potential market.



Global's Competition Which Could Result In The Investor Losing All Or Part Of
-----------------------------------------------------------------------------
The Investment.
---------------

     Although Global has not conducted extensive market research on the potential European marketplace for the "Jennifer Gucci" houseware products, however management of Global recognizes that there is intense competition in the houseware category for the mass market. Virtually every designer from Bill Blass to Pierre Cardin has worldwide licenses on similar products and their sales organizations are well capitalized and have been established for decades in the European marketplace.


     Global expects this competition to intensify in the "club" and "warehouse" sales category in the near future as warehouse stores, such at Costco-Europe become more popular and assessable to the consumer. There is the possibility that Global has over-estimated the value of the European market, and failure to attract and retain a customer base, which could result in a decline in its projected revenue and a loss of market share. Global has found many direct competitors to the "Jennifer Gucci" houseware products and the total market is very competitive and highly fragmented, with no clear dominant leader. Any significant competition could cause Global to lose the possibility of houseware sales and could cause Global to lose a significant part of its potential sales or could cause Global's business to fail entirely causing an investor in Global to lose all or part of the investment if Global's competition keeps the Global products from penetrating the market.



Global Has No Assurance Of Future Industry Growth Which Could Result In The
---------------------------------------------------------------------------
Investor Losing All Or Part Of The Investment.
----------------------------------------------


     There can be no assurance the market is as large as reported in market data referred to in this prospectus or such projected growth will occur or continue. Information presented in this prospectus is inherently uncertain, subject to change and often dated. In addition, the underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors beyond Global's control. An adverse change in size or growth rate of the market for houseware products is likely to have a adverse effect on Global's business, financial condition and operating results, resulting in a significant decline of the value of Global's stock which could cause an investor in Global to lose all or part of the investment if the public does purchase new houseware products.

Global's Potential Business Combinations May Dilute Stockholder Value Which
---------------------------------------------------------------------------
Could Result In The Investor Losing All Or Part Of The Investment.
------------------------------------------------------------------

     Global may not be successful in developing a viable market for the "Jennifer Gucci" houseware products in the European market. In that event, management will need to devote a significant portion of the time to the evaluation of other business opportunities that may be available to Global. In the event of a business combination, the ownership interests of holders of existing shares of Global's stock will be diluted. Due to limited financial resources, should the initial business plan falter, the only way that Global will be able to diversify its activities would be to enter into a business combination.


     Any asset acquisition or business combination would likely include the issuance of a significant amount of Global's common stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, Global's stockholders may not have an opportunity to vote on the transaction. For example, Global's Board of Directors may decide to issue an amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but Global's officers and directors must exercise their powers in good faith, with the best interests of the corporation in mind. A business combination which proves to be unprofitable and not conducive to Global's business could result in an investor in Global to lose all or part of the investment.



Global's Potential Business Combinations Could Be Difficult To Integrate And May
--------------------------------------------------------------------------------
Disrupt Business Operations Which Could Result In The Investor Losing All Or
----------------------------------------------------------------------------
Part Of The Investment.
-----------------------


     Any acquisition of or business combination could disrupt Global's ongoing business, distract management and employees and increase operating expenses. If Global acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Global. Acquisitions also involve the need for integration of administration, services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could limit Global's profitability and decrease the value of its stock. In addition, Global's liquidity and capital resources may be diminished prior to, or as a result of, the consummation of a business combination and its capital may be further depleted by the operating losses (if any) of the acquired business entity. This could cause an investor in Global to lose all or part of the investment if such a business combination proves to be unsuccessful.



Global May Enter Into A New Line Of Business Which Investors Could Not Evaluate
-------------------------------------------------------------------------------
Which Could Result In The Investor Losing All Or Part Of The Investment.
------------------------------------------------------------------------


     In the event of a business combination, acquisition, or change in shareholder control, Global may enter in to a new line of business, which an investor did not anticipate and in which that investor may not want to participate. Global may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of Global's common stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace Global's management. This new management may decide not to continue to implement Global's current business plan, and may decide to enter into a business completely unrelated business which an investor did not anticipate and in which that investor may not want to participate. This could cause an investor in Global to lose all or part of the investment is such a business combination is not successful.

Financial Risks


Global Has No Operating History And Financial Results Are Uncertain Which Could
-------------------------------------------------------------------------------
Result In The Investor Losing All Or Part Of The Investment.
------------------------------------------------------------

     Global is a developmental organization with no history of earnings or profit and there is no assurance it will operate profitably in the future and it faces all the risks of a new business. As a result of Global's limited operating history, it is difficult to forecast potential revenues, and there is no meaningful historical financial data to forecast planned operating expenses. Revenue and income potential is unproved and the business model is still emerging, therefore, no assurance can be given that Global will provide a future return on investment. An investor in Global's common stock must consider the challenges, risks and uncertainties frequently encountered by development-stage companies using new and unproved business models in new and rapidly evolving markets. These challenges include the ability to execute the Global's business plan; create significant sales and create brand recognition, manage growth in Global's operations, create a customer base on a cost-effective basis, retain customers, access additional capital when required, attract and retain key personnel.


     Global cannot be certain its business model will be successful or that it will successfully address these and other challenges, risks and uncertainties. Consumers may not purchase products from their site, which would reduce revenues and prevent it from becoming profitable. This could cause an investor in Global to lose all or part of the investment if Global is unable to sell its products and operate profitably.



Global May Need Additional Financing Which May Not Be Available Or Which May
----------------------------------------------------------------------------
Dilute The Ownership Interests Of Investors Which Could Result In The Investor
------------------------------------------------------------------------------
Losing All Or Part Of The Investment.
-------------------------------------


     Global's ultimate success will depend on its ability to raise investment capital and no commitments to provide additional funds have been made by management or other shareholders. Global has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance funds will be available from any source or, if available, that they can be obtained on terms acceptable to Global. If additional capital is not available, Global's operations would be severely limited, and it would be unable to implement its business plan. If Global is unable to implement and further develop its business plan, Global would not be successful and this could cause an investor in Global could lose all or part of the investment.




Risks Related to the Securities Market



Global's Common Stock Has No Prior Market And Prices May Decline After The
--------------------------------------------------------------------------
Offering Which Could Result In The Investor Losing All Or Part Of The
---------------------------------------------------------------------
Investment.
-----------


     There is no public market for Global's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of Global's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Global's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Global's securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Global's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Global and an investor in Global could lose all or part of the investment due to Global's lack of prior market and experience in the public marketplace.

Global's Investors May Face Significant Restrictions On The Resale Of Global's
------------------------------------------------------------------------------
Stock Due To State Blue Sky Laws Which May Result In The Investor Losing All Or
-------------------------------------------------------------------------------
Part Of The Investment.
-----------------------

     Because Global's securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Global's securities. Each state has its own securities laws, often called "blue sky laws", which limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration, and govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. Global does not know whether its stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for Global's stock. An investor of Global could lose all or part of the investment.

     Accordingly, investors should consider the secondary market for Global's securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.


Global's Investors May Face Significant Restrictions On The Resale Of Global's
------------------------------------------------------------------------------
Stock Due To Federal Penny Stock Regulations Which May Result In The Investor
-----------------------------------------------------------------------------
Losing All Or Part Of The Investment.
-------------------------------------

     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Global's securities may constitute "penny stock" within the meaning of the rules, the rules would apply to Global and its securities. The rules may further affect the ability of owners of Global's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

     Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

o control of the market for the security by one or a few broker-dealers that are often related

o    to the promoter or to Global;

o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.


This could cause an investor in Global to lose all or part of the investment if any of the above affects Global's stock.

                                 USE OF PROCEEDS

     The net proceeds to Global from the sale of the 1,000,000 shares of common stock offered by Global at the public offering price of $1.00. per share are estimated to be $1,000,000. This Offering is a self-underwriting and management of Global is solely responsible for the sale of the stock. There is no commission being paid to management for the sale of the stock and Global does not have commissioned sales people selling these shares of stock. If only the minimum amount of 5,000 common shares of stock are sold, then the entire amount of $5,000 shall be used for general corporate purposes and further financing expense. Investors should be aware that if Global is only able to sell the minimum amount of shares registered for sale in this offering, there is no assurance that Global will be able to obtain any additional financing which would possibly make Global's shares decrease substantially or become worthless. If the maximum amount of shares are sold by way of this Offering, Global expects to use the net proceeds in the following manner:

            Net Proceeds if all shares are sold by Global:  $1,000,000
                    650,000 - Merchandise Purchases
                    100,000 - Product Marketing
                    100,000 - General and Administrative Services and Travel 150,000 - Working Capital
            Total Use of Proceeds: $1,000,000


            Net Proceeds if 50% of the shares are sold by Global: $500,000
                    300,000 - Merchandise Purchases
                    100,000 - Product Marketing
                    100,000 - General working capital
            Total Use of Proceeds: $500,000


            Net Proceeds if only the minimum amount of 5,000 shares are sold by
            Global: $5,000 These funds will be used for general corporate expenses and further financing expense.


     Global continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. Global may use a portion of the proceeds for these purposes. Global is not currently a party to any contracts pertaining to the license. Global is not a party to any, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions other than that as described with Harrow, the licensor of the "Jennifer Gucci" houseware products.


     Global has not yet determined the specific amounts of "net proceeds" to be used specifically in the general categories as described herein. Accordingly, Global's management will have significant flexibility in applying the net proceeds of the Offering.



                         DETERMINATION OF OFFERING PRICE

     Global arbitrarily determined the price of the Common Shares of Stock in this Offering. The offering price is not an indication of and is not based upon the actual value of Global. The offering price bears no relationship to the book value, assets or earnings of Global or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DILUTION

      As of September 30, 2001, Global had a net tangible book value of $5,873. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in Global's net tangible book value, except for the sale of the shares in this offering at a price of $1.00 per share. The net tangible book value per share is determined by subtracting the total liabilities from the tangible assets, divided by the total number of shares of common stock outstanding. The following tables reflect the dilution if
(1) the minimum amount of shares are sold in this offering; (2) the midpoint amount of shares are sold in this offering (500,000 shares); and (3) the maximum amount of shares are sold in this offering.

     Global's net tangible book value per share is determined by dividing the number of shares of common stock outstanding into the net tangible book value.





----------------------------------------------------------      --------------------------------------------------------
                           Prior to Sale   After Sale of                                  Prior to Sale  After Sale of
                          (Sept 30, 2001)  5,000 Shares                                  (Sept 30, 2001) 500,000 Shares
----------------------------------------------------------      --------------------------------------------------------
Number of Shares             7,136,500       7,141,500          Number of Shares            7,136,500      7,636,500
----------------------------------------------------------      --------------------------------------------------------
Public offering price           n/a            1.00             Public offering price          n/a            1.00
per share                                                       per share
----------------------------------------------------------      --------------------------------------------------------
Net tangible book              5,873          0.0008            Net tangible book             5,873          0.0008
value per share of                                              value per share of
common stock before                                             common stock before
the offering                                                    the offering
----------------------------------------------------------      --------------------------------------------------------
Pro forma net tangible         10,873         0.0015            Pro forma net tangible       505,873         0.066
book value per share                                            book value per share
of common stock after                                           of common stock after
the offering                                                    the offering
----------------------------------------------------------      --------------------------------------------------------
Increase to net tangible       5,000           1.00             Increase to net tangible     500,000          1.00
book value per share                                            book value per share
attributable to purchase                                        attributable to purchase
of common stock by                                              of common stock by
new investors                                                   new investors
----------------------------------------------------------      --------------------------------------------------------
Dilution to new investors       n/a           0.9985            Dilution to new investors      n/a           0.934
----------------------------------------------------------      --------------------------------------------------------


--------------------------------------------------------
                              Prior        After Sale
                                to             of
                               Sale        1,000,000
                          (Sept. 30, 2001)   Shares
--------------------------------------------------------
Number of Shares             7,136,500      8,136,500
--------------------------------------------------------
Public offering price           n/a           1.00
per share
--------------------------------------------------------
Net tangible book              5,873         0.0008
value per share of
common stock before
the offering
--------------------------------------------------------
Pro forma net tangible       1,005,873        0.12
book value per share
of common stock after
the offering
--------------------------------------------------------
Increase to net tangible     1,000,000        1.00
book value per share
attributable to purchase
of common stock by
new investors
--------------------------------------------------------
Dilution to new investors       n/a           0.88
--------------------------------------------------------




     Global is authorized to issue a substantial number of shares of common stock in addition to the shares comprising the shares offered, as well as preferred stock in such series and with such designating rights and preferences as may be determined by the Board of Directors at its sole discretion. Global will require significant additional financing to fully implement its business plan, and such funding could entail the issuance of a substantial number of additional shares of stock which could cause a material dilution to investors in this offering.

     This offering itself involves immediate and substantial dilution to investors. Any common shares of stock issued or preferred shares of stock issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of common shares of stock purchased in this offering.

     There have been no cash sales of shares of stock prior to this offering. There have been shares of stock issued for expenses, services and for the license. The following is a table of prior issuances of common shares of stock in exchange for expenses, services and the license.

Share Amount       Price     Issued in exchange for:
--------------------------------------------------------------------------------
   61,500          $.01      marketing rights to a diet dessert product
6,000,000           .01      expenses
   75,000           .01      officers and directors services (25,000 for each
                                officer/director
1,000,000           .01      license agreement

This amount is 1/100th of the amount to be sold by this offering.

                              PLAN OF DISTRIBUTION

     Global intends to sell a minimum of 5,000 shares and a maximum of 1,000,000 shares of its common stock to the public on a self-underwriting "best efforts" basis. There can be no assurance that any of these shares will be sold. The gross proceeds to Global will be $1,000,000 if all the shares offered are sold by Global. The gross proceeds to Global will be $5,000 if only the minimum amount of shares offered are sold by Global. Global will incur expenses of $15,000 in connection with this offering and registration statement. If Global only sells the minimum amount of 5,000 shares at the purchase price of $1.00 per share or $5,000, then Global will incur a deficit of $10,000. These expenses include the SEC registration fee of $250.; printing and engraving expense of $1,250; legal and accounting expense of $10,000 and the transfer agent's and registrar's fee and miscellaneous of $4,000. (See Part II of "Other Expenses Of Issuance and Distribution" If Global does not sell the minimum amount of shares in this offering, the proceeds collected, if any, shall be returned to the investors, without interest, on or before the 10th day after the completion date. In the event that the officers and directors of Global, more specifically Mr. Michael Kavanaugh, President & Board Chairman, Mr. Jay Gordon, Vice-President and Director and Mr. Terrence Quocksister, Secretary and Director sell the shares in the offering, no commissions or other fees will be paid, directly or indirectly, by Global, or any of its principals, to any person or firm in connection with solicitation of the sale of the shares. With respect to the officers and directors of Global selling these securities, Global is relying upon Securities Exchange Act of 1934, Rule 3a4-1 "Associated Persons of an Issuer Deemed not to be Brokers" a. 1 through 3 and 4 ii. No public market currently exists for shares of Global's common stock. Global intends to apply to have its shares traded on a regional stock exchange and/ or the OTC bulletin board under the symbol "GLBL".


                                LEGAL PROCEEDINGS

     Global is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings threatened or anticipated against Global or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.



              DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, SIGNIFICANT
                          EMPLOYEES AND CONTROL PERSONS

     The following table sets forth the name, age and position of each director and executive officer of Global:

  NAME                            AGE          POSITION
  ------------------------------------------------------------------------------
  Michael Kavanaugh                65          President, Board Chairman

  Jay Gordon                       43          Vice-President, Director

  Terrence Quocksister             57          Secretary, Director


     On August 10, 1999, Global's Board of Directors was elected and installed. These officers and directors of Global will serve for a term of 3 years unless otherwise notified by way of a Directors Meeting. Thereafter, the Officers and Directors will be elected for two-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.

     Michael Kavanaugh, President and Board Chairman:

     A graduate of the El Bend Institute of Engineering in Oklahoma, Mr. Kavanaugh is a graduate engineer, with a B.S. in Engineering. Mr. Kavanaugh worked for a number of years in the mining industry and then operating his own business, Rosebud Motor Sports, Inc., since 1972 to present.

     Mr. Kavanaugh has experience in mining sales, timber sales, real estate development and general sales for various products in the mass marketplace. Mr. Kavanaugh will earn 5% of all sales made by Global in exchange for his officer and director and sales services in addition to 25,000 common shares of Global's. stock.

     Jay Gordon, Vice-President and Director:

     Originally from New York City, Mr. Jay Gordon is now a licensed real estate sales person and a member of the Board of Realtors in the State of Washington. Mr. Gordon attended various seminars and college courses in real estate, general business and sales and marketing.

     Mr. Gordon has experience in general sales and in mass marketing working in the family business of wholesale and bulk sales of various kinds of merchandise for over twenty years. Mr. Jay Gordon will earn 1% of all sales generated by Global in exchange for his officer and director services in addition to 25,000 common shares of Global's stock.


     Terry Quocksister, Secretary and Director

     Mr. Quocksister is presently in the business of real estate and general sales since 1975. Mr. Quocksister is a graduate of King George Preparatory and attended UCLA. Mr. Quocksister has experience in club and warehouse sales for consumer products. Mr. Quocksister will earn 1% of all sales generated by Global in exchange for his officer and director services in addition to 25,000 common shares of Global's stock.


                                 ADVISORY BOARD

     Mr. Edward Litwak, the agent for Harrow, will act as Advisory Board Chairman for a term of two years. Mr. Litwak is actively recruiting European product distributors as Global's first advisors. All advisors shall be compensated with common shares of Global's stock commensurate with their services.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The following table sets forth, as of June 15 2001, Global's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Global to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors and Significant Employees as a group. Each person has sole voting and investment power with respect to the shares shown.

  ----------------------------------------------------------- ------------------- -------------------
                                                                                    Percentage of
  Name                                                           Shares Owned        Shares Owned
  ----------------------------------------------------------- ------------------- -------------------
  Michael Kavanaugh, President and Board Chairman                   25,000              .0035

  Jay Gordon , Vice-President, Director                             25,000              .0035

  Terrence Quocksister, Secretary & Director                        25,000              .0035

  Edward Litwak, Designee for Harrow (1)                         1,000,000              .1400

  ----------------------------------------------------------- ------------------- -------------------
  ALL EXECUTIVE OFFICERS & DIRECTORS AND SIGNIFICANT             1,075,000              .1505 %
  EMPLOYEES, AND BENEFICIAL OWNERS AS A GROUP
  ----------------------------------------------------------- ------------------- -------------------
  (1)  Stock issued in exchange for License Agreement.



                            DESCRIPTION OF SECURITIES


     The following is a description of Global's capital stock. This summary is subject to and by Global's articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.


     The authorized capital stock of Global consists of 60,000,000 shares:
50,000,000 shares of Common Stock having a par value of $0.001 per share and 10,000,000 shares of Preferred Stock having a par value of $0.001 per share. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Global's common stock.

     The holders of shares of common stock of Global do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Global's directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Global's shareholders are entitled to receive, ratably, the net assets of Global available to shareholders after payment of all creditors.

     As of the date of this registration statement, there are 7,136,500 common shares of stock issued and outstanding, and there are 402 shareholders of record. There are no warrants or options issued as of this date. All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Global's common stock are issued, the relative interests of existing shareholders may be diluted.




                      INTEREST OF NAMED EXPERTS AND COUNSEL

     There are no experts and/or counsel who have an interest in Global in any way in connection with the business, registration or offering of Global's common stock.




                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Global's Articles of Incorporation, filed as Exhibit 1.1, provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Global's Bylaws, filed herewith as Exhibit 1.2, provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Global or is or was serving at the request of Global as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Global pursuant to the foregoing provisions or otherwise, Global has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS


General
-------


     On July 13, 1999, Global Home Marketing, Inc. was incorporated in the State of Nevada. Global is in its early developmental and promotional stages. To date, Global's activities have been to evaluate certain business opportunities commencing with the potential market of diet dessert products in the United States and elsewhere. That project was abandoned when the opportunity of the acquisition of the "Jennifer Gucci" houseware license for Europe was presented. Global's efforts have been organizational, directed at acquiring its principal asset, the European marketing license for the Jennifer Gucci" products raising its initial capital and developing its business plan. Global has not commenced commercial operations. Global has no full time employees and owns no real estate. Global's business plan is to enter the European market with the "Jennifer Gucci" houseware products on the most cost effective basis known to management, i.e. test markets for mass retail store distribution and direct sales by way of magazine promotions and the Global website, which will constructed upon financing.




     In the license agreement with Harrow, filed as Exhibit 4.1, Global acquired the exclusive European rights to market and distribute the "Jennifer Gucci" home design and houseware products directly to consumers, via the Internet and direct magazine sales promotions, etc. and to department and specialty stores throughout the retail mass market through established distributors and sales agents. Global's goal is initially create a market with a "test" territory and then to create sales from those test results. Global will use a significant portion of funds derived from this offering to purchase "Jennifer Gucci" houseware products for sale to the retail outlets. To help with the leverage of product purchases from the Licensor, it is practical and desirable for companies such as Global to implement and finance their business plan through the financing of their purchase orders, once obtained from a department or other retail outlet. A purchase order is created when Global obtains an order from a department or retail outlet for the "Jennifer Gucci" housewares to a "bankable" department store or other mass market retail outlet. When Global receives a purchase order for "Jennifer Gucci" merchandise from an established, "bankable" retailer, that purchase order has a value of approximately 50% of the face value of the total amount of the purchase order. Purchase Order financiers then assist the borrowing company to pay for the goods out of the 50% advanced by the financier to the borrower. In this case, Global would then dedicate the purchase order financing funds to the licensor, Harrow, to purchase the goods. Once the goods are paid for, they can then be delivered to the department store or other retail outlet. Once the goods are delivered to the retail outlet, the purchase order document for goods now becomes an "accounts receivable" document, owed by Global because the goods are now owned by Global (the licensor has been paid) and the goods have been delivered and in the retail stores ready for sale to the public. Generally, accounts receivable financing is from 75% to 95% of the face value of the accounts receivable amount owed to Global and is a debt of the retail store for the merchandise purchased. The financers of the purchase order and accounts receivable are usually the same. Upon the projected "roll-over" of continued sales, and purchase order and then accounts receivable financing from the documents created as a result of sales, Global plans to expand its business and sales volume. By this method, Global can use their sales to create the financing to purchase the product from the licensor instead of funds in the Global treasury, which will allow Global to potentially achieve a larger volume of sales. There is no assurance that Global will ever be able to sell the "Jennifer Gucci" products to department stores or other retail outlets within European marketplace. Additionally, if Global cannot obtain the necessary working capital, purchase order financing and then accounts receivable financing, it is doubtful that Global will be able to continue to operate as a going concern. Global will only continue to operate its business as long as the sales quotas, established by the license, achieve the minimum of gross sales per year, starting at $250,000 and escalating to $500,000 per year. In the event that Global does not achieve the minimum gross sales, then Harrow has the option to discontinue the license of the "Jennifer Gucci" products and Global will lose its only asset. Unless Global obtains adequate financing, it is doubtful that the minimum gross sales could ever be achieved.

     Upon financing and commencement of business, Global will then attempt to display the product line with a number of established distributors and create a website for direct Internet and magazine promotion sales. This marketing strategy, pursuant to Global's initial market research, is the least costly and most comprehensive method at this initial stage of corporate sales development. Global has not conducted a formal market study for their business plan. Global intends to offer these products through established distribution channels and also build and maintain a website for direct sales and sales referrals from other websites and Internet providers, establish banking and other "second tier" lenders and financing sources, which are the purchase order and accounts receivable financiers. "First tier" financers are institutions such as banks and "second tier" lenders are those lenders or "factors", as known in the financial community, who finance less secure assets, such as purchase order and accounts receivable assets. This financing system is known as "factoring".

All mass-market sales to retail stores are conducted through agents and/or distributors and the direct sales from the Internet will be conducted by Global and/or its direct agents. Global or third party fulfillment agents will ship the "Jennifer Gucci" products directly to retail outlets or to the end user in the case of direct sales, once the merchandise is obtained from Harrow. As consideration for this license agreement, Global issued Harrow (or their designee) 1,000,000 common shares of stock of Global and will pay a 5% royalty to Harrow. Global must maintain a yearly minimum yearly sales guarantee of:



(1)      First year - $250,000
(2)      Second year - $300,000
(3)      Third year - $350,000
(4)      Fourth year - $400,000
(5)      Fifth year - $450,000
(6)      Sixth through the tenth year - $500,000

     In the event that Global does not meet the require sales performance provisions, Harrow reserves the right to null and void the License Agreement. The term of the License Agreement is five years with one five year option. There are no provisions to extend the license rights after the second five year period is completed.


     Background on "Jennifer Gucci" and the Licensor

     On February 23, 2001, Global entered into a license agreement with Harrow Jennifer Gucci is the founder and designer of all of the "Jennifer Gucci" products and the major shareholder of Harrow and other non-related corporations.

     Jennifer Gucci is the widow of Paolo Gucci, the grandson of Guccio Gucci, the Founder of the Gucci Design empire, and son of Aldo Gucci, the business heir apparent to the Gucci empire, worldwide. Guccio Gucci started out life as a waiter and ended up as a prosperous shop owner, specializing in luxury leather goods. Guccio Gucci had two sons, Aldo (Paolo's father) and Rodolfo (Paolo's uncle). It was Aldo who expanded the business to encompass an array of international shops and worldwide recognizable image. During his younger years, Rodolfo played a minor role in the business as his profession was that of an actor in Italian films and Aldo was solely responsible for the operations of the worldwide business.


     Jennifer Gucci married Paolo Gucci in 1977. Their daughter, Gemma, was born in 1983. Jennifer Gucci was drawn into the business and was overseer of design and business operation from their United States headquarters in New York, where Paolo Gucci had exclusive domain until (uncle) Rodolfo had Paolo fired from the Board of the international Gucci corporation. Five years of lawsuits followed between Paolo Gucci and the parent company. Jennifer Gucci nor her daughter, Gemma, was the subject of any of the "Gucci" lawsuits. With Paolo's death in October, 1995, Jennifer Gucci took her design and marketing skills and contacts and started her own design firm, Jennicor, Ltd. Here is where she began to use the creative skills and knowledge of design and manufacturing learned from the New York operations she shared with Paolo. Jennifer Gucci's plan was to design and market an affordable fashion and home design product line for a much wider market than the conventional Gucci customer. Jennifer Gucci also formed Investcorp, far removed from the rivalries of the now dwindling original Gucci family members. Jennifer Gucci's worldwide operations have their head office in New York. Jennifer Gucci launched her fashion line in the United States in 1996, which included dresses, sportswear, shoes and accessories. From this initial presentation in the United States, other licenses were developed from this product launch of clothing items. The other products, including the houseware products evolved from 1996. ennifer Gucci discloses on all of her products and promotions that she is not affiliated with Guccio Gucci, S.P.A. or Gucci America. The licensor, Harrow, has been the licensor of the "Jennifer Gucci" products since inception. Jennifer Gucci owns the controlling interest of Harrow.


     The "Jennifer Gucci" products, including women's apparel, women's shoes and accessories, cosmetics and houseware products are sold in the United States, Asia, and Europe with an entry level market acceptance and sales throughout established traditional retail outlets and television shopping channels. The "Jennifer Gucci" products are being licensed to various foreign countries in the world to establish sales of the "Jennifer Gucci" line through name and product recognition.


Market Opportunity
------------------

     Global, by virtue of the license agreement, intends to market the "Jennifer Gucci" glassware, dinnerware and tableware directly to consumers by way of direct advertising in magazines and through the Internet; and through established sales agents and/or distributors to department and specialty stores within the designated territory of Europe. Management of Global believes that the affordable price points along with the name recognition of "Gucci" presents an opportunity for sales within the European marketplace. Management of Global believes that these products have the potential for mass market sales, providing that Global will be able to obtain the necessary working capital to commence and sustain the business. As Global is solely dependent on this offering to commence their business operations, it is highly unlikely that Global will be able to commence operations unless the maximum amount or close to the maximum amount of shares, are sold to investors by way of this offering by June 15, 2002. Further, it is stated that time is of the essence in the obtaining of financing to enable Global to achieve the minimum amount of sales to keep the license.


         Name, Address, and Telephone Number of Registrant

         Global Home Marketing, Inc.
         Attn: Michael Kavanaugh, President
         c/o World Direct Marketing
         3 West 36th Street
         New York, New York 10018
         (212) 961-5859 phone; (212) 967-5044 fax


Acquisition of The License
--------------------------

     On February 23, 2001, Global entered into a license agreement to acquire the European marketing and distribution rights to the "Jennifer Gucci" houseware products, specifically glassware, dinnerware and tableware, from the licensor, Harrow. This license was granted in exchange 1,000,000 shares of Global's common stock and a 5% royalty fee on gross sales exhibited as Exhibit 10.1. The license agreement grants Global the exclusive right to market and distribute "Jennifer Gucci" houseware products to the European market. Global must maintain a minimum amount of gross sales to comply with the performance provisions of the license. These minimum amounts are:


              $250,000 - First year
              $300,000 - Second year
              $350,000 - Third year
              $400,000 - Fourth year
              $450,000 - Fifth year
              $500,000 - Years sixth through tenth

     The license consists of a five year term, with a five year option. There are no provisions for any term after the tenth year.

Marketing Approach
------------------

     The business approach used by many companies marketing new products is to establish as many sales as possible, on any basis, within the assigned territory. Global is limited by working capital so the management of Global elects to utilize its limited capital to test the market and use those results to expand. Such expansion shall be financed by purchase order financing which will convert to accounts receivable financing once the product is delivered to the retail outlet. Direct sales on the web will focus through search engines for the product category. Global relies heavily on the knowledge and expertise of the established distributors in their designated markets.


Employees
---------

     Global is a development stage company and currently has no employees. Global is currently managed by Michael Kavanaugh, its President and Board Chairman and Jay Gordon, Vice-President and Director and the Board of Directors and Terrence Quocksister, Secretary and Director. Global looks to the Board of Directors and Officers for their entrepreneurial skills and talents. For a complete discussion of the Officers and Directors and Significant Employees experience, see "Directors, Executive Officers, Promoters, Significant Employees And Control Persons." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Global may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Global, which would dilute the ownership interest of holders of existing shares of its common stock.




Available Information and Reports to Securities Holders
-------------------------------------------------------

     Global has filed with the Securities and Exchange Commission a registration statement on Form SB-2 Registration Statement with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Global and its common stock, see the Registration Statement and the exhibits and schedules thereto. Any document Global files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Global's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

     Upon completion of this offering, Global will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of Global's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

     This prospectus contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for "Jennifer Gucci" houseware products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Global's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Global described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Global's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.


Plan of Operations
------------------

     It is the intention of Global to commence business when the offering is completed or partially completed. Global does not presently have any revenues and can only begin to implement its business plan upon obtaining funds by way of this offering. Management of Global will dedicate sufficient time in order initiate its business plan once the funds become available. Global plans to identify and enter into distributorship agreements with established distributors and sales agents. These distributors would charge a percentage of the sales made to the department stores and other retail outlets and there is no initial charges to Global for their services. Global will also obtain a shared office within the territory for corporate identity.

     At the present time, Global does not have any distributors under agreement nor does it have any retail outlets committed to sell the "Jennifer Gucci" houseware products. Global does have product samples and accompanying product literature for the distributors and retail outlets to view. Within the next 12 months, Global intends to obtain adequate distribution and products within a limited number of department stores and retail outlets commensurate with the financing and initial and ongoing business of Global.

     The License Agreement entered into by Global and Harrow on February 23, 2001 provides that the "first year" of sales is actually 18 months due the start up nature of the business. The first royalty payment of 5% on sales of $250,000 or $12,500 is due on August 23, 2002. It is anticipated that the $12,500 will be paid out of the funds derived from the sales of the "Jennifer Gucci" products to department stores and retail outlets.

     In the event that Global is not able to obtain adequate financing or only achieves the minimum amount of financing from this offering, Global will need to find other ways of obtaining capital to sustain operations. As Global does not have any fixed expenses and any further expense will be minimal, Global could enter into an agreement with a product distributor or joint venture partner or solicit private placement investors to continue as a going concern, however there is no assurance that Global will ever be able to enter into an agreement with a product distributor or a joint venture partner or find private placement investors. If Global is unable to achieve adequate financing to initially implement its business plan and if Global cannot find other means of financing it proposed operations, then Global will cease as a going concern.




Results of Operations
---------------------

     During the period from July, 1999 through June 30, 2001, Global has engaged in no significant operations other than organizational activities, acquisition of the rights to market the "Jennifer Gucci" houseware products and reparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by Global during this period and Global sustained losses of $113,732 from inception.

     For the current fiscal year, Global anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Global anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

     Global's business plan is to complete the development stage marketing strategy. Global will then determine the feasibility of marketing the "Jennifer Gucci" houseware products in various European market segments, and, if the products prove to be in demand, begin marketing and selling "Jennifer Gucci" houseware products through the European territory on the most cost effective basis known to management. Global must pay a royalty fee to Harrow, the licensor. These royalties shall be 5% of the gross sales, with a minimum of gross sales in the amount of $250,000 year one; $300,000 year two; $350,000 year three; $400,000 year four; $450,000 year five and $500,000 for years six through ten. The license consists of a five year term, with a five year option. There are no provisions for any term after the tenth year. Harrow received 1,000,000 common shares of restricted stock in exchange for the license.


Liquidity and Capital Resources
-------------------------------

     Global remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Global's balance sheet as of June 30, 2001, reflects total assets of $9,333, in the form of a license net of amortization and a total stockholder's equity of $7,533.

     Global expects to carry out its plan of business as discussed above. Global has no immediate expense. Mr. Michael Kavanaugh and the Officers and Board of Directors will serve in their capacities without compensation until a market is developed for the "Jennifer Gucci" houseware products in Europe. There will be compensation for Officers and Directors which are a percentage of sales generated. The President will earn 5% of overall sales generated and the other two officers and directors will earn 1% each of the overall sales generated by Global.

     In addition, Global may engage in a combination with another business. Global cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Global may eventually combine, if ever. Global has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

     Global will need additional capital to carry out its business plan or to engage in a business combination if the majority of the shares offered by way of this prospectus are not sold. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Global or at all.


                             DESCRIPTION OF PROPERTY

     Global currently maintains office space with World Direct Trade Corporation occupied by Edward Litwak, agent and signatory for Harrow, and others. Global maintains a corporate mailing address and corporate sales identity at 3 West 36th Street, Suite 1102, New York, New York 10018. Global does not pay rent or other office expense at this time and does not intend to until this offering is completed and sales commence.

     Global's management does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No director, executive officer or nominee for election as a director of Global, or the Licensor, Harrow, and no owner of five percent or more of Global's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $1,000.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for Global's securities. Global has no common equity subject to outstanding purchase options or warrants. Global has no securities convertible into its common equity. There are 6,136,500 common shares of stock that could be sold pursuant to Rule 144 under the Securities Act. Global has not agreed to register any existing securities under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Global.

     As of June 30, 2001, there were 7,136,500 shares of common stock outstanding, held by 402 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, a portion of Global's outstanding shares will be eligible for sale.

     There are no common shares of stock subject to any stock option contract. There are no stock option contracts for any officer, director or significant employee and there are no stock option contracts contemplated.

     There are 6,136,500 common shares of stock available for sale under Rule 144, which includes 75,000 common shares of stock issued to the officers and directors in August, 1999.

     There are no shares of Mobile which are subject to registration rights. There are no other share agreements that are subject to registration.


     To date, Global has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Global's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.



                             EXECUTIVE COMPENSATION


     No officer or director has received any cash remuneration from Global. Global has not implemented employment stock option contracts for officers and directors and key management but intends to pay management a total of 7% of sales generated. However, there is no current implementation of the plan. It is possible that Global will adopt a plan to pay or accrue compensation to its officers and directors and key management for services related to the implementation of Global's business plan. Global has no stock option contract, no retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Global has no employment stock option contracts with key personnel but has other incentive compensatory plan arrangement in the form of percentage of sales generated by Global. The President will receive 5% of all sales generated and the other two officers and directors will receive 1% each for a total of 2% of the sales generated by Global. The Officers and Directors currently do not receive any cash compensation from Global and for their services as members of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted other than the overall 7% in commission. See "Certain Relationships And Related Transactions."

                              FINANCIAL STATEMENTS





ANDERSEN ANDERSEN & STRONG, L.C.
--------------------------------
Certified Public Accountants and Business Consultants
Member SEC Practice Section of the AICPA

                                                  941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098
Board of Directors
Global Home Marketing, Inc.
New York,  New York



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheets of Global Home Marketing, Inc. (Development stage company) at June 30, 2001 and December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows and for the six months ended June 30, 2001 and June 30, 2000 and the year ended December 31, 2000 and the period July 13, 1999 to December 31, 1999 and the period July 13, 1999 (date of inception) to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Home Marketing, Inc. at June 30, 2001 and December 31, 2000, and the results of operations and cash flows for the six months ended June 30, 2001 and June 30, 2000, and the year ended December 30, 2000 and the period July 13, 1999 to December 31, 1999, and the period July 13, 1999 (date of inception) to June 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
July 9, 2001                                 s/Andersen Andersen and Strong L.C.




                                GLOBAL HOME MARKETING, INC.
                                ( Development Stage Company)
                                       BALANCE SHEETS
                            June 30, 2001 and December 31, 2000

-------------------------------------------------------------------------------------------


                                                                      Jun 30,     Dec 31,
                                                                       2001        2000
                                                                    ---------    ---------
ASSETS
CURRENT ASSETS

   Cash                                                             $    --      $    --
                                                                    ---------    ---------
   Total Current Assets                                                  --           --
                                                                    ---------    ---------

OTHER ASSETS

    License - net of amortization -  Note 3                             9,333         --
                                                                    ---------    ---------

                                                                    $   9,333    $    --
                                                                    =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

     Accounts payable                                               $   1,800    $    --
                                                                    ---------    ---------
       Total Current Liabilities                                        1,800         --
                                                                    ---------    ---------

STOCKHOLDERS' EQUITY

   Preferred stock
       10,000,000 shares authorized, at $0.001 par value;
        none issued                                                      --           --
   Common stock
        50,000,000 shares authorized, at $0.001 par value;
        7,136,500 shares issued and outstanding on June 30, 2001;
       6,136,500 on December 31, 2000                                   7,137        6,137
    Capital in excess of par value                                    114,128      105,128
   Deficit accumulated during the development stage                  (113,732)    (111,265)
                                                                    ---------    ---------

       Total Stockholders'  Equity                                      7,533         --
                                                                    ---------    ---------

                                                                    $   9,333    $    --
                                                                    =========    =========


         The accompanying notes are an integral part of these financial statements.





                                    GLOBAL HOME MARKETING, INC.
                                   ( Development Stage Company)
                                     STATEMENTS OF OPERATIONS
                For the Six Months Ended June 30, 2001 and 2000 and the Year Ended
                December 31, 2000 and the Period July 13, 1999 to December 31, 1999
                 and the Period July 13, 1999 (date of inception) to June 30, 2001

--------------------------------------------------------------------------------------------------


                                 Jun 30,     Jun 30,     Dec 31,      Dec 31,       Jul 13, 1999
                                  2001        2000        2000         1999       to Jun 30, 2001
                               ---------    ---------   ---------    ---------    ---------------

REVENUES                       $    --      $    --     $    --      $    --         $    --
                               ---------    ---------   ---------    ---------       ---------


EXPENSES

    Market development              --           --        20,700       89,815         110,515
    Administrative                 1,800         --          --            750           2,550
    Amortization of licence          667         --          --           --               667


                                   2,467         --        20,700       90,565         113,732
                               ---------    ---------   ---------    ---------       ---------

NET LOSS                       $  (2,467)   $    --     $ (20,700)   $ (90,565)      $(113,732)
                               =========    =========   =========    =========       =========




NET LOSS PER COMMON SHARE

    Basic                      $    --      $    --     $    --      $    (.04)
                               ---------   ---------    ---------    -----------



AVERAGE OUTSTANDING SHARES

    Basic (stated in 1000's)       7,136        6,136       6,136        2,045
                               ---------    ---------   ---------     ---------





             The accompanying notes are an integral part of these financial statements


                                     GLOBAL HOME MARKETING, INC.
                                    ( Development Stage Company)
                            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                          For the Period July 13, 1999 (Date of Inception)
                                          to June 30, 2001

---------------------------------------------------------------------------------------------------



                                                   Common Stock           Capital in
                                             ------------------------      Excess of     Accumulated
                                               Shares         Amount       Par Value      Deficit
                                             -----------    ---------     ----------    ----------
Balance July 13, 1999 (date of inception)          --       $    --       $    --       $    --

Issuance of common stock for services
   at $.01 - August 11, 1999                     75,000            75           675          --

Issuance of common stock for expenses
   at $.01 - August 14, 1999                     61,500            62           553          --

Issuance of common stock for expenses
   at $.01 - August  18, 1999                 6,000,000         6,000        54,000          --

Contributions to capital - expenses -
   related parties - 1999                          --            --          29,200          --

Net operating loss for the period July
   13, 1999 to December 31, 1999                   --            --            --         (90,565)

Contributions to capital - expenses -
   related parties - 2000                          --            --          20,700          --

Net operating loss for the year ended
   December 31, 2000                               --            --            --         (20,700)


Balance December 31, 2000                     6,136,500         6,137       105,128      (111,265)


Issuance of common stock for license
   at $.01 - February 22, 2001                1,000,000         1,000         9,000          --

Net operating loss for the six months
   ended June 30, 2001                             --            --            --          (2,467)



Balance June 30, 2001                         7,136,500     $   7,137     $ 114,128     $(113,732)
                                              =========     =========     =========     =========







             The accompanying notes are an integral part of these financial statements.





                                          GLOBAL HOME MARKETING, INC.
                                         ( Development Stage Company)
                                            STATEMENT OF CASH FLOWS
                      For the Six Months Ended June 30, 2001 and 2000 and the Year Ended
                      December 31, 2000 and the Period July 13, 1999 to December 31, 1999
                       and the Period July 13, 1999 (Date of Inception) to June 30, 2001

---------------------------------------------------------------------------------------------------------------


                                                                                                  Jul 13, 1999
                                                  Jun 30,      Jun 30,    Dec 31,      Dec 31,      to Jun 30,
                                                   2001         2000       2000         1999          2001
                                                 ---------    --------   ---------    ---------    ---------
CASH FLOWS FROM
   OPERATING ACTIVITIES

   Net loss                                      $  (2,467)   $   --     $ (20,700)   $ (90,565)   $(113,732)

   Adjustments to reconcile net loss to
       net cash provided by operating
       activities

       Change in accounts payable                    1,800        --          --           --          1,800
       Issuance of capital stock for expenses         --          --          --         61,365       61,365
       Amortization                                    667        --          --           --            667
       Contribution to capital - expenses             --          --        20,700       29,200       49,900


          Net Decrease in Cash From Operations        --          --          --           --           --
                                                 ---------    --------   ---------    ---------    ---------

CASH FLOWS FROM INVESTING
   ACTIVITIES
                                                      --          --          --           --           --
                                                 ---------    --------   ---------    ---------    ---------

CASH FLOWS FROM FINANCING
   ACTIVITIES
                                                      --          --          --           --           --
                                                 ---------    --------   ---------    ---------    ---------

   Net Increase (Decrease)  in Cash                   --          --          --           --           --

   Cash at Beginning of Period                        --          --          --           --           --
                                                 ---------    --------   ---------    ---------    ---------

   Cash at End of Period                         $    --      $   --     $    --      $    --      $    --
                                                 =========    ========   =========    =========    =========

NON   CASH  FLOWS  FROM OPERATING AND INVESTMENT ACTIVITIES

    Issuance of  75,000  common shares for services at $.01 - 1999                 $     750
                                                                                         ---
    Issuance of  61,500 common shares for expenses at $.01 - 1999                        615
                                                                                         ---
    Issuance of  6,000,000 common shares for expenses at $.01- 1999                   60,000
                                                                                      ------
    Contributions to capital - 1999-2000                                              49,900
                                                                                      ------
    Issuance of  1,000,000 common shares for license agreement at $.01 - 2001         10,000
                                                                                      ------


All of the above shares were issued at the value of the services and or expenses rendered as that was a more reliable determinable value.

   The accompanying notes are an integral part of these financial statements.

                           GLOBAL HOME MARKETING, INC.
                          ( Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


1. ORGANIZATION


The Company was incorporated under the laws of the State of Nevada on July 13, 1999 with authorized common stock of 50,000,000 shares at $0.001 par value and 10,000,000 preferred stock at $0.001 par value. There has been no preferred stock issued at the date of this report. The terms of the preferred stock, including any rights, have not been determined by management.


The Company was organized for the purpose of marketing glassware, dinnerware and tableware under a license agreement.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------

On June 30, 2001, the Company had a net operating loss carry forward of $113,732. The tax benefit of $34,120 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The net operating loss will expire in 2022.

Basic  Net Income (Loss) Per Share
----------------------------------

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.

Amortization License
--------------------

The cost of the license agreement is being amortized over the estimated useful life of five years.

Comprehensive Income
--------------------

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

                           GLOBAL HOME MARKETING, INC.
                          ( Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Recent Accounting Pronouncements
--------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Financial Instruments
---------------------

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

Estimates and Assumptions
-------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

3.  ACQUISITION OF LICENSE

On February 22, 2001 the Company acquired a marketing license to market glassware, dinnerware and tableware under the trade name "The Collections of Jennifer Gucci" to include the territory of Europe. The terms of the agreement included the issuance of 1,000,000 common shares of the Company and royalties of 5% of the gross sales with minimum required sales of $250,000 for the first year and increasing to $500,000 in the fifth year. Payments in lieu royalties can be substituted for the amounts due. The agreement is for five years with an additional five year option.


4.  RELATED PARTY TRANSACTIONS

Related parties have acquired 15% of the outstanding common stock principally by the issuance of 1,000,000 shares as outlined in note 3.

5.  GOING CONCERN

The Company will need additional working capital to service its debt and to be successful in its planned activity.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing, which will enable the Company to operate in the coming year.



                                  GLOBAL HOME MARKETING, INC.
                                  ( Development Stage Company)
                                         BALANCE SHEETS
                            September 30, 2001 and December 31, 2000

----------------------------------------------------------------------------------------------

                                                               (Unaudited)
                                                                 Sept 30,             Dec 31,
                                                                  2001                 2000
                                                               ---------             ---------
ASSETS
CURRENT ASSETS

   Cash                                                        $    --               $    --
                                                               ---------             ---------
       Total Current Assets                                         --                    --
                                                               ---------             ---------

OTHER ASSETS

    License - net of amortization -  Note 3                        8,833                  --
                                                               ---------             ---------

                                                               $   8,833             $    --
                                                               =========             =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

     Accounts payable                                          $   2,960             $    --
                                                               ---------             ---------
          Total Current Liabilities                                2,960                  --
                                                               ---------             ---------

STOCKHOLDERS' EQUITY

   Preferred stock
       10,000,000 shares authorized, at $0.001 par value;
        none issued                                                 --                    --
   Common stock
        50,000,000 shares authorized, at $0.001 par value;
        7,136,500 shares issued and outstanding on September
        30, 2001; 6,136,500 on December 31, 2000                                     7,1376,137
    Capital in excess of par value                               114,128               105,128
       Deficit accumulated during the development stage         (115,392)             (111,265)
                                                                                     ---------

       Total Stockholders'  Equity                                 5,873                  --
                                                               ---------             ---------

                                                               $   8,833             $    --
                                                               =========             =========


   The accompanying notes are an integral part of these financial statements.


                                    GLOBAL HOME MARKETING, INC.
                                   ( Development Stage Company)
                                     STATEMENTS OF OPERATIONS
                         For the Nine Months Ended September 30, 2001 and
                           2000 and the Year Ended December 31, 2000 and
                           the Period July 13, 1999 to December 31, 1999
              and the Period July 13, 1999 (date of inception) to September 30, 2001

-------------------------------------------------------------------------------------------------

                              (Unaudited)
                                Sept 30,     Sept 30,     Dec 31,      Dec 31,    Jul 13, 1999
                                  2001         2000        2000         1999     to Sept 30, 2001
                               ---------    ---------   ---------    ---------    --------------
REVENUES                       $    --      $    --     $    --      $    --      $         --
                               ---------    ---------   ---------    ---------    --------------


EXPENSES

     Market development             --           --        20,700       89,815           110,515
    Administrative                 2,960         --          --            750             3,710
    Amortization of licence        1,167         --          --           --               1,167


                                   4,127         --        20,700       90,565           115,392
                               ---------    ---------   ---------    ---------    --------------

NET LOSS                       $  (4,127)   $    --     $ (20,700)   $ (90,565)   $     (115,392)
                               =========    =========   =========    =========    ==============




NET LOSS PER COMMON SHARE

   Basic                       $    --      $    --     $    --      $    (.04)
                                ---------   ---------    ---------   ---------



AVERAGE OUTSTANDING SHARES

    Basic (stated in 1000's)       7,136        6,136       6,136        2,045
                                ---------   ---------    ---------   ---------





             The accompanying notes are an integral part of these financial statements




                                     GLOBAL HOME MARKETING, INC.
                                     ( Development Stage Company)
                             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                           For the Period July 13, 1999 (Date of Inception)
                                        to September 30, 2001

----------------------------------------------------------------------------------------------------



                                                  Common Stock            Capital in
                                          ---------------------------     Excess of      Accumulated
                                              Shares         Amount       Par Value      Deficit
                                          --------------   ----------     ----------   ------------
Balance July 13, 1999 (date of inception)          --       $    --       $    --       $    --

Issuance of common stock for services
   at $.01 - August 11, 1999                     75,000            75           675          --

Issuance of common stock for expenses
   at $.01 - August 14, 1999                     61,500            62           553          --

Issuance of common stock for expenses
   at $.01 - August  18, 1999                 6,000,000         6,000        54,000          --

Contributions to capital - expenses -
   related parties - 1999                          --            --          29,200          --

Net operating loss for the period July
   13, 1999 to December 31, 1999                   --            --            --         (90,565)

Contributions to capital - expenses -
   related parties - 2000                          --            --          20,700          --

Net operating loss for the year ended
   December 31, 2000                               --            --            --         (20,700)


Balance December 31, 2000                     6,136,500         6,137       105,128      (111,265)


Issuance of common stock for license
   at $.01 - February 22, 2001                1,000,000         1,000         9,000          --

Net operating loss for the nine months
   ended September 30, 2001                        --            --            --          (4,127)



Balance September 30, 2001 (Unaudited)        7,136,500     $   7,137     $ 114,128     $(115,392)
                                              =========     =========     =========     =========







              The accompanying notes are an integral part of these financial statements.



                                                     GLOBAL HOME MARKETING, INC.
                                                    ( Development Stage Company)
                                                       STATEMENT OF CASH FLOWS
                              For the Nine Months Ended September 30, 2001 and 2000 and the Year Ended
                                 December 31, 2000 and the Period July 13, 1999 to December 31, 1999
                               and the Period July 13, 1999 (Date of Inception) to September 30, 2001

-----------------------------------------------------------------------------------------------------------------------------------


                                                                      (Unaudited)                                      Jul 13, 1999
                                                              Sept 30,      Sept 30,        Dec 31,        Dec 31,      to Sept 30,
                                                                2001          2000           2000           1999            2001
                                                              ---------    -----------     ---------      ---------      ---------
CASH FLOWS FROM
   OPERATING ACTIVITIES

   Net loss                                                   $  (4,127)   $      --       $ (20,700)     $ (90,565)     $(115,392)

   Adjustments to reconcile net loss to
       net cash provided by operating
       activities

           Change in accounts payable                             2,960           --            --             --            2,960
           Issuance of capital stock for expenses                  --             --            --           61,365         61,365
         Amortization                                             1,167           --            --             --            1,167
         Contribution to capital - expenses                        --             --          20,700         29,200         49,900


          Net Decrease in Cash From Operations                     --             --            --             --             --
                                                              ---------    -----------     ---------      ---------      ---------

CASH FLOWS FROM INVESTING
   ACTIVITIES
                                                                   --             --            --             --             --
                                                              ---------    -----------     ---------      ---------      ---------

CASH FLOWS FROM FINANCING
   ACTIVITIES                                                      --             --            --             --             --
                                                              ---------    -----------     ---------      ---------      ---------

   Net Increase (Decrease)  in Cash                                --             --            --             --             --

   Cash at Beginning of Period                                     --             --            --             --             --
                                                              ---------    -----------     ---------      ---------      ---------

   Cash at End of Period                                      $    --      $      --       $    --        $    --        $    --
                                                              =========    ===========     =========      =========      =========

NON CASH FLOWS FROM OPERATING AND INVESTMENT ACTIVITIES
    Issuance of  75,000 common shares for services at $.01 - 1999                 $     750
                                                                                  ---------
    Issuance of  61,500 common shares for expenses at $.01 - 1999                       615
                                                                                  ---------
    Issuance of  6,000,000 common shares for expenses at $.01- 1999                  60,000
                                                                                  ---------
    Contributions to capital - 1999-2000                                             49,900
                                                                                  ---------
    Issuance of  1,000,000 common shares for license agreement at $.01 - 2001        10,000
                                                                                  ---------


All of the above shares were issued at the value of the services and or expenses rendered as that was a more reliable determinable value.

   The accompanying notes are an integral part of these financial statements.

                           GLOBAL HOME MARKETING, INC.
                          ( Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


1.     ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on July 13, 1999 with authorized common stock of 50,000,000 shares at $0.001 par value and 10,000,000 preferred stock at $0.001 par value. There has been no preferred stock issued at the date of this report. The terms of the preferred stock, including any rights, have not been determined by management.

The Company was organized for the purpose of marketing glassware, dinnerware and tableware under a license agreement.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------

On September 30, 2001, the Company had a net operating loss carry forward of $115,392. The tax benefit of $34,618 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The net operating loss will expire in 2022.

Basic  Net Income (Loss) Per Share
----------------------------------

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.

Amortization License
--------------------

The cost of the license agreement is being amortized over the estimated useful life of five years.

Comprehensive Income
--------------------

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

                          GLOBAL HOME MARKETING, INC.
                          ( Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)

-------------------------------------------------------------------------------


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Recent Accounting Pronouncements
--------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Financial Instruments
---------------------

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

Estimates and Assumptions
-------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

3.  ACQUISITION OF LICENSE

On February 22, 2001 the Company acquired a marketing license to market glassware, dinnerware and tableware under the trade name "The Collections of Jennifer Gucci" to include the territory of Europe. The terms of the agreement included the issuance of 1,000,000 common shares of the Company and royalties of 5% of the gross sales with minimum required sales of $250,000 for the first year and increasing to $500,000 in the fifth year. Payments in lieu royalties can be substituted for the amounts due. The agreement is for five years with an additional five year option.

4.  RELATED PARTY TRANSACTIONS

Related parties have acquired 15% of the outstanding common stock principally by the issuance of 1,000,000 shares as outlined in note 3.

5.  GOING CONCERN

The Company will need additional working capital to service its debt and to be successful in its planned activity.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing, which will enable the Company to operate in the coming year.

The accompanying balance sheet of Global Home Marketing, Inc. ( development stage company) at September 30, 2001 and the statement of operations and the statement of cash flows for the nine months ended September 30, 2001 and the period July 13, 1999 (date of inception of development stage) to September 30, 2001, have been prepared by the Company's management conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.


Part II - Information Not Required in Prospectus
------------------------------------------------


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Global's Articles of Incorporation and By-Laws provide that it must indemnify its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Global or a fiduciary of an employee benefit plan, or is or was serving at the request of Global as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     Liability insurance will be purchased following Global's proposed financing. The effect of these provisions is potentially to indemnify Global's Directors and Officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Global. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The Bylaws of Global, filed as Exhibit 1.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Global, absent a finding of negligence or misconduct in office. Global's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Global has the power to indemnify such person against liability for any of those acts.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The   securities   are  being   registered   for  the  account  of  selling
shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

SEC registration fee.....................................................$  250.
Printing and engraving expenses.......................................... 1,250.
Attorneys' fees and expenses............................................. 5,000.
Accountants' fees and expenses........................................... 5,000.
Transfer agent's and registrar's fees and expenses.......................   500.
Miscellaneous............................................................ 3,500.

Total...................................................................$15,000.
                                                                        ========

     The Registrant will bear all expenses shown above. If only the minimum number of shares are sold (5,000) then the Company will incur a deficit of $10,000 with regard to this Registration Statement.



                     RECENT SALES OF UNREGISTERED SECURITIES


     There are no recent sales of unregistered securities. However, the following shares were exchanged for the following at the price of $.01 per share prior to this offering. The following table sets forth all of the share issuances.


Share Amount       Price        Issued in exchange for:
--------------------------------------------------------------------------------
61,500             $.01         marketing rights to a diet dessert product
6,000,000           .01         expenses
75,000              .01         officers and directors services (25,000 for each
                                officer/director
1,000,000           .01         license agreement

This amount is 1/100th of the amount to be sold by this offering.

                                    Exhibits

     The following exhibits are filed as part of this Registration Statement:

                ------- ---------------------------------------
                Exhibit
                Number    Description
                ------- ---------------------------------------
                  3.1     Articles of Incorporation
                ------- ---------------------------------------
                  3.2     Bylaws
                ------- ---------------------------------------
                  4.1     Specimen Stock Certificate
                ------- ---------------------------------------
                  4.2     Stock Subscription
                ------- ---------------------------------------
                  5.1     Legal Opinion
                ------- ---------------------------------------
                 10.1     License Agreement
                ------- ---------------------------------------
                 23.1     Consent of Auditors
                ------- ---------------------------------------



                                  UNDERTAKINGS

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii)Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

    (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide Offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 17, 2001.


   GLOBAL HOME MARKETING, INC.

By: /s/ Michael Kavanaugh
   ----------------------------
   Michael Kavanaugh, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

--------------------------------------------------------------------------------



  /s/ Michael Kavanaugh      December 17, 2001
  ---------------------------------------------   President, Board Chairman
  Michael Kavanaugh                               Principal Executive Officer

  /s/ Jay Gordon             December 17, 2001
  ---------------------------------------------   Vice-President & Director
  Jay Gordon

  /s/ Terrence Quocksister    December 17, 2001
  ---------------------------------------------   Secretary/Treasurer & Director
  Terrence Quocksister                            Principal Financial and
                                                  Accounting Officer



--------------------------------------------------------------------------------



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